UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2022

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2022, Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHE-PA) (the “Company”), ADK Georgia, LLC, a subsidiary of the Company (“Tenant”), and Spring Valley, LLC (“Landlord”) entered into a Lease Termination Agreement (the “Lease Termination Agreement”) relating to the lease (the “Lease”) of the following eight nursing facilities: the Powder Springs facility, the Thomasville facility, the Jeffersonville facility, the Lumber City facility, the LaGrange facility, the Tara facility, the Oceanside facility and the Savannah Beach facility (collectively, the “Facilities”). The Lease Termination Agreement provides that the Lease was terminated effective as of December 7, 2022 (the “Lease Termination Date”). In connection with the foregoing, Tenant entered into certain Operations Transfer Agreements (the “Operations Transfer Agreements”) with each of TV Thomasville LLC, LC Lumber City LLC, LG Lagrange LLC and TB Thunderbolt LLC (the “New Operators”), each with an effective date as of the Lease Termination Date. The Operations Transfer Agreements contain market industry terms.

Pursuant to the Lease Termination Agreement, (a) Landlord forgave all past due and current rent, late penalties, and additional rent for taxes due under the Lease as of the Lease Termination Date, as well as all accrued and unpaid interest and unpaid principal under the Promissory Note dated September 30, 2022, (b) Tenant and the Company remain liable to Landlord for any nursing home provider fees owed to the State of Georgia arising on or before the Lease Termination Date (“Unpaid Provider Fees”), (c) to fund any reimbursement for Unpaid Provider Fees, Tenant agreed to enter into a Promissory Note with a line of credit feature in favor of Landlord in the principal sum of $2,700,000 bearing an interest rate of 6.25%, payable monthly over 24 months, secured by Tenant’s accounts receivables associated with the facilities and earned prior to the Lease Termination Date, and guaranteed by the Company, and (d) except as set forth in the Lease Termination Agreement, Landlord, Tenant and the Company agreed to a release of claims. As consideration for Landlord’s agreement to enter into the Lease Termination Agreement and accelerate the expiration date of the term of the Lease, Tenant and its affiliates, including the Company, agreed to cooperate with Landlord and any third parties, including the New Operators, to continue the operation of and transfer the ownership of the Facilities with an effective date as of the Lease Termination Date.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2023, the Company announced that it received a letter on January 3, 2023 from NYSE American (the “Exchange”), wherein the Exchange advised that the Company is not in compliance with its continued listing standard set forth in Section 704 of the NYSE American Company Guide as the Company did not hold an annual meeting of shareholders for the fiscal year ended December 31, 2021 (the “2022 Annual Meeting”) by December 31, 2022. The Company has scheduled the 2022 Annual Meeting for February 14, 2023 at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia 30096, at 10:00 a.m. local time. The Company believes that once the 2022 Annual Meeting is held, the Company will regain compliance with Section 704 of the NYSE American Company Guide.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that the forward-looking statements presented herein are not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking statements contained herein.

Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Forward-looking statements contained herein include, without limitation, statements regarding the timing of the 2022 Annual Meeting and related expectations and assumptions.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our Annual Report on Form 10-K filed on February 22, 2022 and our Quarterly Report on Form 10-Q filed on November 22, 2022. Any forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to update or revise such statements to reflect any changes in expectations, or any changes in events or circumstances on which those statements are based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 6, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.

Date:	January 6, 2023	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President